Exhibit 99

Joint Filer Information

Names:	Siskey Capital, LLC, Carolina Preferred Technology Investments, LLC, Siskey Capital Opportunity Fund, LLC, and Siskey Capital Opportunity Fund II, LLC

Address:	4521 Sharon Road, Suite 450
Charlotte, NC 28211

Designated Filer:	Martin A. Sumichrast

Issuer and Ticker Symbol:	Social Reality, Inc. [SCRI]

Date of Earliest Transaction Required to be Reported:	October 8, 2013

The undersigned, Siskey Capital, LLC, Carolina Preferred Technology Investments, LLC, Siskey Capital Opportunity Fund, LLC and Siskey Capital Opportunity Fund II, LLC are jointly filing the attached Form 3 Initial Statement of Beneficial Ownership of Securities with Martin A. Sumichrast with respect to the beneficial ownership of securities of Social Reality, Inc.

Signatures:

SISKEY CAPITAL, LLC

Date:  November 18, 2014

By: /s/ Martin A. Sumichrast

Martin A. Sumichrast

SISKEY CAPITAL OPPORTUNITY FUND, LLC

Date:  November 18, 2014

By: /s/ Martin A. Sumichrast

Martin A. Sumichrast

SISKEY CAPITAL OPPORTUNITY FUND II, LLC

Date:  November 18, 2014

By: /s/ Martin A. Sumichrast

Martin A. Sumichrast

CAROLINA PREFERRED TECHNOLOGY

INVESTMENTS, LLC

Date:  November 18, 2014

By: /s/ Martin A. Sumichrast

Martin A. Sumichrast

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